UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 9, 2017 (May 8, 2017)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street
Stamford, Connecticut 06926
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

(a)	The Company’s Annual Meeting was held on May 8, 2017.

(b)
Each of the matters submitted to the stockholders was approved by the requisite voting power required for approval of the respective proposal. The results of the voting on the matters submitted to the stockholders are as follows:

Proposal 1 – Election of Directors
The following individuals were elected to serve as directors of the Company for a one year term expiring at the 2018 Annual Meeting of Stockholders.

Director Nominee	Vote For	Vote Against	Abstain	Broker Non-Vote
Linda G. Alvarado	131,043,216	4,704,847	400,557	26,560,794
Anne M. Busquet	131,917,785	3,265,028	965,807	26,560,794
Roger Fradin	133,826,800	1,879,729	442,091	26,560,794
Anne Sutherland Fuchs	132,943,729	2,752,266	452,625	26,560,794
S. Douglas Hutcheson	133,862,949	1,846,900	438,771	26,560,794
Marc B. Lautenbach	133,521,480	1,683,437	943,703	26,560,794
Eduardo R. Menascé	126,633,391	9,081,713	433,516	26,560,794
Michael I. Roth	113,348,182	22,399,448	400,990	26,560,794
Linda Sanford	133,756,968	1,971,372	420,280	26,560,794
David L. Shedlarz	131,479,370	4,198,669	470,581	26,560,794
David B. Snow, Jr.	128,008,193	7,722,930	417,497	26,560,794
Proposal 2 – Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2017
The appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2017 was ratified. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
159,187,860	3,030,749	490,805	0
Proposal 3 – A Non-binding Advisory Vote to Approve Executive Compensation
The advisory vote on executive compensation was approved. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
131,653,696	3,369,163	1,125,761	26,560,794
The board of directors and the Executive Compensation Committee will consider the voting results when making future decisions regarding the executive compensation program.
Proposal 4 – A Non-binding Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation.
The advisory vote on the frequency of future advisory votes to approve executive compensation was approved. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
115,928,885	676,811	18,818,423	724,501	26,560,794

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

May 9, 2017

/s/ Daniel Goldstein
Daniel Goldstein
Executive Vice President, Chief Legal Officer and Corporate Secretary